EXHIBIT 24.1

             CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use in this registration statement on Form S-8 of our report of the Consolidated Financial Statements of Fonar Corporation and Subsidiaries included in the annual report of Fonar Corporation on Form 10-K for the fiscal year ended June 30, 1996, which report is incorporated in this registration statement by reference.

The Consolidated Financial Statements consist of the Consolidated Balance Sheets as at June 30, 1996 and June 30, 1995 and the related Consolidated Statement of Operations, Stockholders' Equity and Cash Flows for the years ended June 30, 1996, 1995 and 1994 with related notes.


                             /s/ Tabb, Conigliaro & McGann, P.C.
                             Tabb, Conigliaro & McGann, P.C.



New York, New York
May 16, 1997


                           EXHIBIT 24.2

          (CONSENT OF COUNSEL IS INCLUDED IN EXHIBIT 5)

Consent of Counsel

         The consent of Henry T. Meyer, Esq. is included in his opinion filed as Exhibit 5 to this Registration Statement.